[LETTERHEAD OF McGLADREY & PULLEN, LLP]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on September 16, 1994 (Reg. No. 33-84082) and the Registration Statement on Form S-8 filed with the Commission on April 17, 1992 (Reg. No. 33-47296) of our report, dated March 6, 1996, which appears on page 34 of the annual report on Form 10-K of First Central Financial Corporation for the year ended December 31, 1995.

                                                  McGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP
New Haven, Connecticut
March 29, 1996